Exhibit 99.1

COLOR KINETICS INCORPORATED
CONSULTING AGREEMENT
     THIS AGREEMENT is made as of the 11th day of April 2006, by and between Color Kinetics Incorporated, a Delaware corporation with its principal office located at 10 Milk Street, Suite 1100, Boston, Massachusetts 02108 (hereinafter referred to as the “Company”), and George G. Mueller of 234 Hanover Street, #3, Boston, Massachusetts 02113 (hereinafter referred to as the “Consultant”).
     WHEREAS, the Company desires to engage Consultant’s services as an independent contractor in accordance with the terms and conditions stated in this Agreement;
     WHEREAS, the Consultant desires to render his services pursuant to the terms and conditions stated in this Agreement;
     NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:
1.	Term of Performance. The Consultant’s term of performance under this Agreement (the “Term”) shall be April 11, 2006 through December 31, 2006 (unless extended by mutual agreement).

2.	Scope of Work. The Consultant shall perform the work described in Exhibit A attached hereto and any other work that is mutually agreed upon.

3.	Payment. As full consideration for the consulting services to be provided hereunder, the Company agrees to pay the Consultant the consideration set forth in Exhibit A. During the Term, the Company shall also pay the cost of any heath care benefits to which Consultant is entitled under COBRA, provided that Consultant makes a timely COBRA election. The Consultant shall not be entitled to any additional benefits, coverages or privileges made available to employees of the Company.

4.	Nondisclosure, Noncompetition and Developments Agreement. The Consultant agrees to comply with all of his obligations under the Nondisclosure, Noncompetition and Developments Agreement (the “Contract”) between the Consultant and the Company, dated August 25, 1998, attached hereto as Exhibit B. The Company and the Consultant agree that the obligations set forth in Sections 6(a)-(c) of the Contract shall continue in full force and effect and bind the Consultant through December 31, 2007. Furthermore, the Company and the Consultant agree that all other Sections of the Contract shall remain in full force and effect in accordance with their terms and that the obligations of the Consultant as an employee of the Company thereunder shall apply to the Consultant as a consultant of the Company. In addition to the foregoing obligations, during the Term, the Consultant shall not perform any consultancy work or become a party to any consulting agreement that relates to the LED, SSL or general illumination industry without the Company’s prior written consent.

5.	Contractual Restrictions. The Consultant is subject to no contractual restriction or obligation that will in any way limit his activities on behalf of the Company or prevent him from performing all of the terms of this Agreement

6.	Termination. Unless otherwise terminated in accordance with this Section 6, this Agreement shall terminate upon the expiration of the Term. The Company or the Consultant may terminate this Agreement in the event of the breach by the other party of any term or condition of this Agreement upon five (5) days’ written notice to the breaching party. In the event of such termination, the Consultant shall be entitled to pay for services performed and expenses paid or incurred prior to the effective date of termination in accordance with the terms of this Agreement. The payments for such services and expenses shall constitute full settlement of any and all claims of the Consultant of every description against the Company.

7.	Notices. Any notices required to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail to the parties at their respective addresses as set forth above and shall be deemed to have been given when so delivered or mailed.

8.	Independent Contractor. The Consultant is an independent contractor and assumes full responsibility for the payment of all out-of-pocket expenses and taxes, including Social Security, unemployment and withholding taxes, for himself and for all persons engaged by him in the performance of the services hereunder. The Consultant is not and shall not represent himself as authorized to act on behalf of the Company, except when specifically authorized to do so by the Company in writing.

9.	Miscellaneous.
a.	In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this paragraph, any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

b.	The Consultant acknowledges that money damages alone will not adequately compensate the Company for breach of any of his covenants and agreements herein and, therefore, agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof. The Consultant shall reimburse the Company for all reasonable expenses, including attorneys’ fees, incurred by the Company as a result of Consultant’s breach of the terms of this Agreement.

c.	This Agreement together with Exhibit A and Exhibit B attached hereto represents the entire agreement and supersedes all prior written and oral agreements and understandings between the parties relating to the subject matter hereof and may be changed only in a written agreement signed by both parties. The Consultant may not assign this Agreement or any right or duty hereunder. Any such attempted assignment shall be void. No failure of either party to enforce any right hereunder shall be deemed a waiver thereof.

d.	The Consultant’s obligations under Section 4 of this Agreement shall survive the expiration or termination of the Agreement irrespective of the reasons for such expiration or termination and shall not in any way be modified, altered or otherwise affected by such expiration or termination. This Agreement shall inure to the benefit of and be binding on the Company and its legal representatives, successors and assigns and the Consultant and his heirs, legal representatives, successors and assigns. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of The Commonwealth of Massachusetts without regard for its principles of conflicts of laws. Paragraph headings are provided for the convenience of reference only and shall not be construed otherwise.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT	COLOR KINETICS INCORPORATED
/s/ George G. Mueller George G. Mueller	By: /s/ William J. Sims William J. Sims, President

Exhibit A- Scope of Work and Payment

1. Services	The Consultant shall provide services, advice and counsel when and as reasonably requested in writing by the Company, including technical advice and assistance to the Company in connection with litigation or investigations involving the Company with respect to intellectual property and other legal matters.

2. Payment	For his Services during the Term, the Company shall pay the Consultant a monthly fee of $24,616, payable on the first of each month for eight (8) months, with the first monthly fee due on May 1, 2006 and the last monthly fee due on December 1, 2006.

3. Reimbursement	The Company shall reimburse the Consultant for his reasonable expenses incurred in connection with providing the Services (i) that have been pre-approved by the Company and (ii) for which the Consultant has submitted to the Company appropriate reimbursement documentation.

4. Payment and Reimbursement for Participation in Litigation After the Term	After the Term, in the event that the Consultant participates in litigation involving the intellectual property of the Company on behalf of the Company, the Company shall compensate the Consultant at a per diem rate of $972.50, computed as the Consultant’s 2005 base salary, being $233,400.00, prorated over two hundred forty (240) days. The Company shall reimburse the Consultant for his reasonable expenses incurred in connection with his participation (i) that have been pre-approved by the Company and (ii) for which the Consultant has submitted to the Company appropriate reimbursement documentation.

Exhibit B — Nondisclosure, Noncompetition and Developments Agreement
     In consideration of my employment or continued employment by Color Kinetics Incorporated, a Delaware corporation (the “Company”), and of the salary or wages paid to me during my employment, I warrant and agree as follows:
     1.      I acknowledge that as an employee of the Company, I will have access to proprietary confidential information belonging to the Company and that improper taking, disclosure or use of such confidential information would cause the Company substantial loss, damage and irreparable harm. I shall at all times hold confidential all trade secrets, proprietary information, inventions and developments, including customer lists, business plans and all other data or information, (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee of the Company (including myself) or received by the Company from an outside source, that is in the possession of the Company and that is maintained in confidence by the Company or might permit the Company or its clients or customers (collectively, “Clients”) to obtain a competitive advantage over competitors who do not have access to such information (collectively, referred to herein as the “Confidential Information”).
     During my employment by the Company, I shall use and disclose Confidential Information only to the extent necessary to perform my duties as an employee of the Company and for the sole benefit of the Company, and, in any event, shall not disclose any Confidential Information to any person or entity outside the Company except as authorized pursuant to a written confidentiality agreement supplied by the Company or with the prior written direction or written permission of a duly authorized officer of the Company. After the termination of my employment by the Company, I shall not disclose to any person or entity, or make use of, any Confidential Information without the prior written permission of a duly authorized officer of the Company. This provision shall not apply to any Confidential Information that the Company has voluntarily disclosed to the public or has otherwise legally entered the public domain.
     I understand that the Company has from time to time in its possession information that is claimed by others to be proprietary and that the Company has agreed to keep confidential. I agree that all such information shall be Confidential Information for purposes of this Agreement.
     2.      I agree that all originals and all copies of all drawings, prints, diagrams, notes, memoranda, and other materials and writings containing, representing, evidencing, recording, or constituting any Confidential Information (as defined in Section 1 above) and Developments (as hereinafter defined), however and whenever produced (whether by myself or others), and whether or not patentable or subject to copyright protection, shall be the sole property of the Company and shall be returned to the Company upon the termination of my employment for any reason.

     I agree that all Confidential Information and all other discoveries, inventions, ideas, concepts, processes, products, methods and improvements, or parts thereof, conceived,

developed, or otherwise made by me, alone or jointly with others and in any way relating to the Company’s present or proposed products, programs or services or to tasks assigned to me during the course of my employment, whether or not subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the period of my employment with the Company, whether or not made during my regular working hours or on the Company’s premises (collectively referred to herein as “Developments”) shall be the sole property of the Company. I agree that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at present, I hereby agree to assign to the Company all of my right, title and interest in such Developments and in all copyrights, patents, reproduction and other proprietary rights I may have in any such Development, together with the right to file for or own wholly without restriction United States and foreign patents, trademarks and copyrights with respect thereto.
     3.      I am subject to no contractual restriction or obligation that will in any way limit my activities on behalf of the Company or prevent me from performing all of the terms of this Agreement except as disclosed pursuant to the next sentence. I hereby represent and warrant to the Company that I have no continuing contractual obligations to any previous employer or any other party (a) with respect to any Development, (b) that require me not to use or disclose information to the Company (other than the confidential information of a prior employer), or (c) that require me to refrain from competing directly or indirectly with the business of such previous employer or other party except the following:
(If none, please write “None.”) None
I further represent and warrant that I do not claim rights in, or otherwise exclude from this Agreement, any Development except the following:
(If none, please write “None.”) None
I represent, warrant covenant that, in the course of my employment with the Company, I will not (a) breach any continuing contractual obligation that I have to any previous employer or any other party, including without limitation any of the agreements that I have listed above, or (b) use or disclose any trade secret or other proprietary right of any previous employer or any other party.
     4.      I shall make and maintain adequate and current written records of all Confidential Information and Developments that by virtue of Section 2 are the sole property of the Company and shall disclose same promptly, fully and in writing to the Company’s President or other duly authorized officer.
     5.      During and after the term of my employment by the Company, I shall execute, acknowledge, seal and deliver all documents, including, without limitation, all instruments of assignment, patent and copyright applications and supporting documentation, and perform all acts, that the Company may request to secure its rights hereunder and to carry out the intent of this Agreement. In furtherance of my undertaking in the immediately preceding sentence, I specifically agree to assist the Company, at the Company’s expense, in every proper way to obtain for its sole benefit, in any and all countries, patents, copyrights or other legal protection for all Developments that by virtue of Section 2 hereof are the sole property of the Company and for publications pertaining to any of them. All of my expenses incurred in connection with my obligations under this Section, including but not limited to travel costs, shall be reimbursed by the Company. However, I shall receive no compensation for my time spent except that if I am required to spend more than eight hours in fulfilling my obligations hereunder after the termination of my employment with the Company, the Company shall compensate me for such excess hours at a rate that is fair and reasonable in light of the nature of the services rendered. I further agree that if the Company is unable, after using its best reasonable efforts, to secure my signature on any such documents and if I have not objected to such actions as not being required by this Agreement, any executive officer of the Company shall be entitled to execute any such documents as my agent and attorney-in-fact, and I hereby irrevocably designate and appoint each executive officer of the Company as my agent and attorney-in-fact to execute any such documents on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights or interests in any Development under the conditions described in this sentence.
     6.      (a) As long as I am employed by the Company and for a period of one years after the termination of such employment for any reason, I shall not, on my own behalf or as owner, manager, stockholder, consultant, director, officer, partner or employee of any business entity or in any other capacity whatsoever (other than as the holder of not more than 1% of the combined voting power of the outstanding stock of a publicly-held company), participate, directly or indirectly, in any such capacity, in any business or activity which is in competition with the Company, which intends to compete with the Company or which otherwise provides any products or services similar to any products or services provided or proposed to be offered by the Company.
          (b) As long as I am employed by the Company and for a period of one years after the termination of such employment for any reason, I shall not solicit, induce, attempt to hire, or hire any employee of the Company (or anyone who was an employee of the Company during the period from the date six months prior to my termination of employment with the Company through the last day of the six months after such termination of my employment), or assist in such hiring by any other person or business entity or encouraging any such employee to terminate his or her employment with the Company.
          (c) As long as I am employed by the Company and for a period of one years after the termination of such employment for any reason I shall not (i) divert or attempt to divert from the Company the business or patronage of any of the Clients, prospective Clients or accounts of the Company during my term of employment. In the event that I breach any of the terms of this Section 6(c) the prohibitions set forth in this Section 6(c) shall remain in effect for one years from the date of discovery of such breach.

     7.      In the event that any provision of this Agreement shall be determined to be unenforceable by any court of competent jurisdiction by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section, any invalid illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.
     8.      This Agreement constitutes the entire and only agreement between the Company and me respecting the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between us concerning such subject matter. No modification, amendment, waiver or termination of this Agreement or of any provision hereof shall be binding unless made in writing and signed by an authorized officer of the Company. Failure of the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions. In the event of any inconsistency between this Agreement and any other contract between the Company and me, the provisions of this Agreement shall prevail.
     9.      I acknowledge that money damages alone will not adequately compensate the Company for breach of any of my covenants and agreements herein and, therefore, agree that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof.
     10.      This Agreement shall be binding upon me irrespective of the duration of my employment by the Company, the reasons for the termination of my employment by the Company, or the amount of my salary or wages. My obligations under this Agreement shall survive the termination of my employment by the Company irrespective of the reasons for such termination and shall not in any way be modified, altered or otherwise affected by such termination.
     11.      This Agreement shall inure to the benefit of the Company and its legal representatives, successors and assigns, and shall be binding upon me and my hairs, legal representatives, successors and assigns.
     12.      This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws, and shall be deemed to be effective as of the first day of my employment by the Company.
     13.      This Agreement does not constitute a contract of employment and does not imply that my employment will continue for any length of time.

     I ACKNOWLEDGE THAT, BEFORE PLACING MY SIGNATURE HEREUNDER, I HAVE READ ALL OF THE PROVISIONS OF T HIS NONDISCLOSURE, NONCOMPETITION AND DEVELOPMENTS AGREEMENT, AND HAVE THIS DAY RECEIVED A COPY HEREOF.
     IN WITNESS WHEREOF, I have executed this Agreement as a sealed instrument on this 25th day of August, 1998.

WITNESS:	Employee’s Signature
/s/ David Johnson	/s/ George G. Mueller [Seal]

George G. Mueller Printed Name of Employee